Exhibit 2(e)

                                     CHARGE

                  THIS CHARGE, dated June 17, 1996, between DIGIMEDICS CORPORATION, a California corporation (herein called the "Chargor"), and CONTINENTAL HEALTHCARE SYSTEMS, INC., a Delaware corporation (herein called "Chargee").

                  It is agreed as follows:

                  1. Grant of Security Interest. As collateral security for the payment, performance and observance of all indebtedness, obligations, liabilities and agreements of any kind of the Chargor to the Chargee, now existing or hereafter arising, under the loan made by Secured Party to Chargor evidenced by the Secured Promissory Note dated the date hereof in the face principal amount of $6,000,000 (as amended, modified or supplemented from time to time in accordance with its terms, the "Note"; defined terms used and not otherwise defined herein shall have the meanings attributed thereto in the
Note), and all agreements, documents and instruments evidencing any of the foregoing obligations or under which any of the foregoing obligations may have been issued, created, assumed or guaranteed (collectively, the "Obligations"), the Chargor charges to the Chargee and grants the Chargee a security interest in the following property (collectively, the "Charged Securities"):

                  (a)  the   shares  of  stock   and/or   obligations   and  the
certificates or other instruments or documents evidencing same more particularly described in Schedule A annexed hereto (the "Initial Charged Securities");

                  (b) any additional shares of stock and/or obligations of the issuer of the Initial Charged Securities which may at any time hereafter be acquired by the Chargor and the certificates or other instruments or documents evidencing same;

                  (c) any additional shares of stock and/or obligations and the certificates or other instruments or documents evidencing same which may at any time hereafter be delivered by the Chargor to the Chargee to be held pursuant to this Charge;

                  (d)  all   dividends,   distributions   and  moneys   paid  or
distributed in respect of or in exchange for any or all of the foregoing;

                  (e) all rights of Chargor in and to all dividends and distributions declared in respect of any or all of the foregoing; and

                  (f) all proceeds and profits of any or all of the foregoing.

                  2. Delivery of Certificates and Instruments. The Chargor shall deliver to the Chargee: (a) the original certificates or other instruments or documents evidencing



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the Initial Charged  Securities  concurrently with the execution and delivery of this Charge, and (b) the original certificates or other instruments or documents evidencing all other Charged Securities (except for Charged Securities which this Charge specifically permits the Chargor to retain) within ten days after the Chargor's receipt thereof. All Charged Securities which are certificated securities shall be in bearer form or, if in registered form, shall be issued in the name of the Chargee or endorsed to the Chargee or in blank.

                  3. Representations, Warranties and Covenants. The Chargor represents, warrants and covenants that:

                  (a) the Initial Charged Securities are, and all other Charged Securities hereafter delivered to the Chargee will be, owned by the Chargor free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, except in favor of the Chargee, with the intent that the charge granted hereunder shall be a first fixed equitable charge;

                  (b) the Chargor will not sell, transfer, assign, pledge or grant a security interest in the Charged Securities to any person other than the Chargee;

                  (c) the Charged Securities consisting of shares of stock constitute, and until payment in full of the Obligations will continue to constitute, 66% (and in all events less than two-thirds) of the outstanding shares of the issuer thereof; it is the intent of the parties hereto that not more than 66% of the outstanding issued share capital of JAC Computer Services Ltd. ("JAC") be charge pursuant to this Charge and, accordingly, it because of the retirement of director qualifying shares or other reasons, the outstanding issued share capital of JAC is reduced, the Chargee shall, upon the request of Chargor, return the share certificates relating to the shares charges hereunder in exchange for a certificate representing not more than 66% of the then outstanding shares of JAC;

                  (d) the Charged Securities are all of the shares and/or obligations of the issuer thereof owned by the Chargor;

                  (e) the Charged Securities consisting of shares of stock are fully paid and non-assessable and are not subject to any options to purchase or similar rights of any person;

                  (f) the Chargor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its properties and to transact the business in which it is engaged;



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                  (g) the  Chargor  has the  corporate  power and  authority  to execute and deliver, and to perform its obligations under, this Charge, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Charge;

                  (h) this Charge constitutes the legal, valid and binding obligation of the Chargor, enforceable in accordance with its terms except (i) that enforceability may be subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the rights of creditors generally and (ii) the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and the discretion of any court before which any proceeding therefor may be brought;

                  (i) the execution, delivery and performance of this Charge will not violate any law or regulation in any material respect, or any order or decree of any court or governmental instrumentality, or any provision of the charter or by-laws of, or any securities issued by, the Chargor, and will not conflict in any material respect with, or result in the material breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Chargor is a party or by which it is bound, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Chargor pursuant to the provisions of any of the foregoing; and

                  (j) no consent of any other person (including, without limitation, stockholders and creditors of the Chargor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Charge.

                  4. Registration. At any time and from time to time after the occurrence of an Event of Default, the Chargee may cause all or any of the Charged Securities to be transferred to or registered in its name or the name of its nominee or nominees.

                  5. Voting Rights and Certain Payments Prior to Default. So long as no Event of Default shall have occurred, the Chargor shall be entitled:

                  (a) To exercise, as it shall think fit, but in a manner not inconsistent with the terms hereof or of the Obligations, the voting power with respect to the Charged Securities, and for that purpose the Chargee shall (if the Charged Securities shall be registered in the name of the Chargee or its nominee) execute or cause to be executed from time to time, at the expense of the Chargor, such proxies or other instruments in favor of the Chargor or its nominee, in such form and for such purposes as shall be reasonably required by the Chargor and shall be specified in a written request therefor of its President or a Vice-President, to enable it to exercise such voting power with respect to the Charged Securities; and


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                  (b) to  receive  and retain  for its own  account  any and all dividends (other than stock or liquidating dividends) and interest at any time and from time to time declared or paid upon any of the Charged Securities.

                  6. Extraordinary Payments and Distributions. In case, upon the dissolution or liquidation (in whole or in part) of the issuer of any of the Charged Securities, any sum shall be paid as a liquidating dividend or otherwise upon or with respect to any of the Charged Securities, such sum shall be paid over to the Chargee promptly, and in any event within ten days after receipt thereof, to be held by the Chargee as additional collateral hereunder. In case any stock dividend shall be declared on any of the Charged Securities, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the Charged Securities, or any distribution of capital shall be made on any of the Charged Securities, or any shares, obligations or other property shall be distributed upon or with respect to the Charged Securities pursuant to a recapitalization or reclassification of the capital of the issuer thereof, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of such issuer, or to the merger or consolidation of such issuer with or into another corporation, the shares, obligations or other property so distributed shall be delivered to the Chargee promptly, and in any event within ten days after receipt thereof, to be held by the Chargee as additional collateral hereunder, and all of the same (other than cash) shall constitute Charged Securities for all purposes hereof.

                  7. Voting Rights and Certain Payments After Default. So long as there shall exist an Event of Default, the Chargee shall be entitled to exercise all voting power with respect to the Charged Securities and to receive and retain, as additional collateral hereunder, any and all dividends and interest at any time and from time to time declared or paid upon any of the Charged Securities.

                  8. Application of Cash Collateral. Any cash received and retained by the Chargee as additional collateral hereunder pursuant to the foregoing provisions may at any time and from time to time be applied (in whole or in part) by the Chargee, at its option, to the payment of interest on and/or principal of the Obligations (in such order of maturity as the Chargee shall in its sole discretion determine).

                  9. Remedies Upon Default.

                  (a) If an Event of Default shall occur and be continuing, the Chargee, without obligation to resort to other security, shall have the right at any time and from time to time to sell, resell, assign and deliver, in its discretion, all or any of the Charged Securities, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Charged Securities or any of them may be listed, or at public or


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private sale, for cash,  upon credit or for future  delivery,  and in connection therewith the Chargee may grant options, the Chargor hereby waiving and releasing any and all equity or right of redemption. If any of the Charged Securities are sold by the Chargee upon credit or for future delivery, the Chargee shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Chargee may resell such Charged Securities. In no event shall the Chargor be credited with any part of the proceeds of sale of any Charged Securities until cash payment thereof has actually been received by the Chargee.

                  (b) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Charged Securities which threatens to decline speedily in value or which is of a type customarily sold on a recognized market; otherwise the Chargee shall give the Chargor at least ten days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Chargor agrees is reasonable, all other demands, advertisements and notices being hereby waived. The Chargee shall not be obligated to make any sale of Charged Securities if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Chargee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of Charged Securities of a type customarily sold in a recognized market and upon each public sale, the Chargee or any holder of the Obligations may purchase all or any of the Charged Securities being sold, free from any equity or right of redemption, which is hereby waived and released, and may make payment therefor by release or discharge of Obligations in lieu of cash payment. In the case of all sales of Charged Securities, public or private, the Chargee may deduct from the proceeds of sale all costs and expenses of every kind for sale or delivery, including brokers' and attorneys' fees, and the Chargee shall apply any balance of the proceeds of sale to the payment of the Obligations. The Chargor shall remain liable for any deficiency. If any proceeds of sale remain after payment in full of such costs and expenses and all of the Obligations, they shall be paid to the Chargor, subject to any duty of the Chargee imposed by law to the holder of any subordinate security interest in the Charged Securities known to the Chargee.

                  (c) The Chargor recognizes that the Chargee may be unable to effect a public sale of all or a part of the Charged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, or laws of other applicable jurisdictions, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Charged Securities for their own account, for


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investment  and not  with a view to the  distribution  or  resale  thereof.  The
Chargor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Charged Securities were sold at public sales, and that the Chargee has no obligation to delay sale of any such Charged Securities for the period of time necessary to permit the issuer of such Charged Securities, even if such issuer would agree, to register such Charged Securities for public sale under such applicable securities laws. The Chargor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                  (d) The remedies provided herein in favor of the Chargee shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Chargee existing at law or in equity.

                  10. Care of Charged Securities. The Chargee shall have no duty as to the collection or protection of the Charged Securities or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Charged Securities (herein called "events"), the Chargee's duty shall be fully satisfied if (i) the Chargee exercises reasonable care to ascertain the occurrence and to give reasonable written notice to the Chargor of any events applicable to any Charged Securities which are registered and held in the name of the Chargee or its nominee, (ii) the Chargee gives the Chargor reasonable written notice of the occurrence of any events, of which the Chargee has received actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of the Chargee or its nominee (the Chargor agreeing to give the Chargee reasonable written notice of the occurrence of any events applicable to any securities in the possession of the Chargee of which the Chargor has received knowledge), and
(iii) (a) the Chargee endeavors to take such action with respect to any of the events as the Chargor may reasonably and specifically request in writing in sufficient time for such action to be taken or (b) if the Chargee in good faith reasonably determines that the action requested might adversely affect the value of the Charged Securities as collateral, the collection of the Obligations, or otherwise prejudice the interests of the Chargee, the Chargee gives reasonable written notice to the Chargor that any such requested action will not be taken and if the Chargee makes such determination or if the Chargor fails to make such timely request, the Chargee takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, the Chargee shall have no further obligation to ascertain the occurrence of, or to notify the Chargor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Chargee of any internal procedures with respect to any securities in its possession. Except for any claims, causes of action or demands arising out of the Chargee's failure to perform its agreements set forth in this Section,


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the Chargor  releases the Chargee from any claims,  causes of action and demands at any time arising out of or with respect to this Charge, the Charged Securities and/or any actions taken or omitted to be taken by the Chargee with respect thereto, and the Chargor hereby agrees to hold the Chargee harmless from and with respect to any and all such claims, causes of action and demands.

                  11. Power of Attorney. The Chargor hereby appoints the Chargee as the Chargor's attorney-in-fact for the purpose of carrying out the provisions of this Charge and taking any action and executing any instrument which the Chargee may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Chargee shall have the right and power after the occurrence of an Event of Default to (a) receive, endorse and collect all checks and other orders for the payment of money made payable to the Chargor representing any interest or dividend or other distribution payable in respect of the Charged Securities or any part thereof and to give full discharge for the same, and (b) to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Charged Securities.

                  12. Further Assurances. The Chargor shall, upon request of the Chargee, duly execute and deliver, or cause to be duly executed and delivered, to the Chargee such further instruments and take and cause to be taken such further actions as may be necessary or proper in the reasonable opinion of the Chargee to carry out more effectually the provisions and purposes of this Charge.

                  13. No Waiver. No delay on the part of the Chargee or of any holder of the Obligations in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof.

                  14. Return of Charged Securities. Upon payment in full of all Obligations, the Chargor shall be entitled to the return of all of the Charged Securities and all other cash held as additional collateral hereunder which have not been used or applied toward the payment of the Obligations. The assignment by the Chargee to the Chargor of such Charged Securities and other property shall be without representation or warranty of any nature whatsoever and wholly without recourse.

                  15. Notices. All notices and other communications to any party hereunder shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service requiring an executed receipt confirming delivery or by prepaid telex or telecopy and shall be given to the address or telecopier number for such party set forth in Section 9.8 of the Note, or to such other address or telex or telecopier number as such party may hereafter specify by notice to the other party. Each such notice or other communication shall be effective (a) if given by telex or telecopier, when such telex or


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telecopy is  transmitted  to the telex or  telecopier  number  specified by this
Section and the appropriate answerback or confirmation is received, (b) if given by certified mail, 72 hours after such communication is deposited with the post office, addressed as aforesaid or (c) if given by any other means (including, without limitation, by courier), when delivered at the address specified by this Section.

                  16. Amendments and Waivers. No amendment or waiver of any provision of this Charge shall in any event be effective unless the same shall be in writing and signed by the Chargee and the Chargor.

                  17. Governing Law. THIS CHARGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), PROVIDED THAT IF SUCH LAWS RESULT IN THE CHARGE GRANTED HEREUNDER BEING UNENFORCEABLE, THE LAWS OF ENGLAND SHALL APPLY. THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA, SOUTHERN DISTRICT OF NEW YORK, SHALL HAVE NONEXCLUSIVE JURISDICTION TO DEAL WITH ANY DISPUTES ARISING OUT OF OR IN CONNECTION HEREWITH AND THE CHARGOR HEREBY SUBMITS TO THE JURISDICTION OF SUCH COURTS.

                  18. Enforcement.

                  (a) Section 93 of the United Kingdom Law of Property Act 1925 (the "Act") shall not apply to the security created by this Charge.

                  (b) The Chargee may exercise the power of sale conferred on mortgagees by the Act (as varied and extended by this Charge) free from the restrictions imposed by Section 103 thereof.



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                  19.  Benefit of  Agreement.  This Charge shall be binding upon and inure to the benefit of the Chargor and the Chargee and their respective successors and assigns, and all subsequent holders of the Obligations.

                  20. Counterparts. This Charge may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

                  21. Captions. The captions of the sections of this Charge have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Charge.



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                  IN WITNESS  WHEREOF,  the Chargor and the Chargee  have caused this Charge to be duly executed by their respective officers duly authorized as of the day and year first above written.

                                       DIGIMEDICS CORPORATION


                                       By   /s/ Lawrence Auriana
                                            ______________________________
                                            Name:    Lawrence Auriana
                                            Title:   Secretary

                                            Address: 1600 Green Hill Road
                                                     Scotts Valley,  CA 95066



                                       CONTINENTAL HEALTHCARE SYSTEMS,
                                         INC., as Chargee


                                       By   /s/ Stephen Green
                                            ______________________________
                                            Name:    Stephen Green
                                            Title:   Vice President

                                            Address: c/o TBG Services, Inc.
                                                     565 Fifth Avenue
                                                     New York, New York 10017






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                              Schedule A to Charge
                              --------------------


Description of Stock:

                            Class of       Certificate       Number of
Stock Issuer                 Stock           Number           Shares
- ------------                --------       -----------       ---------

JAC Computer Services
   Ltd.








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